                                                                      EXHIBIT 99


         [EAST TEXAS FINANCIAL SERVICES, INC. LETTERHEAD APPEARS HERE]


                                  NEWS RELEASE



For verification, contact:  Gerald W. Free, President and CEO
                            Derrell W. Chapman, Vice President/COO/CFO

Telephone:  (903) 593-1767
Fax:        (903) 593-1094

For immediate release, August 1, 1996

______________________________________________________________________________

                      EAST TEXAS FINANCIAL SERVICES, INC.
                  REPORTS EARNINGS, DECLARES CASH DIVIDEND AND
                       ANNOUNCES STOCK REPURCHASE PROGRAM

     Tyler, Texas, August 1, 1996 - - - East Texas Financial Services, Inc., (NASDAQ:ETFS), the holding company for First Federal Savings and Loan Association of Tyler, today reported that consolidated net income for the three months ended June 30, 1996, was $212,360 or $0.20 per share, compared to $0.28 per share for the three months ended June 30, 1995. For the nine month period ended June 30, 1996, net income was reported as $668,149 or $0.60 per share compared to $0.71 per share for the same period in 1995.

     Gerald W. Free, President and CEO of the Company, stated that "the decrease in net income was expected and was attributable to additional compensation and benefit expenses associated with the Company's 1995 Recognition and Retention Plan and Employee Stock Ownership Plan, additional expenses as a result of the need to comply with the full year end reporting requirements as a result of being a public company for the first time and a decrease in net interest income." Free also stated, "despite the decrease in earnings from the prior year, he was pleased to report an increase in earnings per share from the $0.19 per share reported for the quarter ended March 31, 1996, primarily a result of the Company's continuing stock repurchase programs."


                                 - Continued -

     In conjunction with the release of earnings, Free also announced that the Company had declared a cash dividend, for the quarter ended June 30, 1996, of $0.05 per share to be paid on August 28, 1996, to stockholders of record as of August 14, 1996.

     In addition, President Free stated that he was pleased to announce that the Company had received, pursuant to Office of Thrift Supervision approval, authority to repurchase an additional 56,695 shares of stock, or approximately 5% of the Company's outstanding shares. The shares will be purchased in the open market over the next twelve months at prevailing market prices from time to time depending upon market conditions.

     President Free indicated that "the Board of Directors approved the repurchase program in view of the current level of the Company's common stock and the strong capital position of the Company's subsidiary, First Federal Savings and Loan Association of Tyler, and that the Board believes the repurchase represents an attractive investment opportunity which will benefit the Company and its stockholders." The repurchased shares will become treasury shares and will be used for issuance of shares in connection with the exercise of stock options as well as general corporate purposes.

     Over the past three months, shares have traded between $14.50 and $15.75 per share. At June 30, 1996, the Company had $115.3 million in assets and stockholders' equity of $21.8 million. On June 30, 1996, the Company had 1,133,890 shares of stock outstanding, resulting in a book value per share of $19.24.

     Capital levels for the Company's wholly owned subsidiary, First Federal Savings and Loan Association of Tyler, were reported, at June 30, 1996, as 15.3% for both tangible and core ratios. The minimum regulatory requirement for tangible and core capital ratios were 1.50% and 3.00% respectively. The Association's risk based capital ratio was 44.6% at quarter end as compared to the minimum 8.0% regulatory requirement.

     At June 30, 1996, non-performing assets totaled $271,000 or .23% of total assets as compared to $396,000 or .34% of total assets at September 30, 1995. Non-performing loans equaled .58% of loans receivable at June 30, 1996, compared to .95% at September 30, 1995. Classified assets were reported as $748,000 or
 .65% of total assets at June 30, 1996, compared to $781,000 or .67% of total assets at September 30, 1995.

     East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler, Texas, which presently operates two full service offices and one loan agency in the Tyler area.

     The Company's stock is traded under the symbol "ETFS" on the NASDAQ National Market System and is listed in most daily newspapers as "EastTxFnl".



                                    - END -

                      EAST TEXAS FINANCIAL SERVICES, INC.
                CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



                      ASSETS                                              JUNE 30, 1996      SEPTEMBER 30,1995
                                                                          -------------      -----------------
                                                                             (Unaudited)
Cash and due from banks                                                  $     538,628       $     537,326
Interest-bearing deposits with banks                                         5,847,754           5,702,510
Interest earning time deposits with financial institutions                   1,662,573             882,000
Federal funds sold                                                             331,739             626,596
Investment securities held-to-maturity (estimated market value of $30,255,177 at June 30, 1996, and $30,505,193
     at September 30, 1995)                                                 30,293,994          30,263,495
Mortgage-backed securities held-to-maturity (estimated market value of $27,177,799 at June 30, 1996, and
     $34,314,627 at September 30, 1995)                                     26,758,378          33,741,155
Loans receivable, net of allowance for credit losses
    of $289,120 at June 30, 1996, and $295,800
    at September 30, 1995                                                   46,343,965          41,760,272
Accrued interest receivable                                                  1,115,143           1,056,326
Federal Home Loan Bank stock, at cost                                          934,700             893,400
Premises and equipment                                                         987,902           1,020,965
Foreclosed real estate, net of allowances of $-0-                                    0              90,000
Other assets                                                                   523,692             502,545
                                                                         -------------       -------------

                     Total Assets                                        $ 115,338,468       $ 117,076,590
                                                                         =============       =============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Demand deposits                                                      $   2,479,208       $   2,692,259
    Savings and NOW deposits                                                11,143,337          10,512,930
    Other time deposits                                                     78,834,413          79,268,616
                                                                         -------------       -------------
                    Total deposits                                          92,456,958          92,473,805

    Advances from borrowers for taxes and insurance                            643,058             978,583
    Federal income taxes
         Current                                                               (14,891)             38,682
         Deferred                                                              110,447              62,474
    Accrued expenses and other liabilities                                     328,140             376,651
                                                                         -------------       -------------

                    Total Liabilities                                       93,523,712          93,930,195
                                                                         -------------       -------------

Stockholders' equity:
     Preferred stock, $0.01 par value, 500,000
     shares authorized, none outstanding
     Common stock, $.01 par value, 5,500,000 shares authorized,
        1,256,387 shares issued                                                 12,564              12,564
     Additional paid-in capital                                             12,048,775          12,048,775
     Deferred compensation - RRP shares                                       (475,225)           (562,511)
     Unearned employee stock ownership plan shares                            (881,477)           (881,477)
     Retained earnings (substantially restricted)                           13,080,821          12,529,044
     Treasury stock, 122,497 shares at cost                                 (1,970,702)                  0
                                                                         -------------       -------------

                    Total stockholders' equity                              21,814,756          23,146,395
                                                                         -------------       -------------

                    Total liabilities and stockholders' equity           $ 115,338,468       $ 117,076,590
                                                                         =============       =============

The accompanying notes are an integral part of the consolidated financial statements.

                      EAST TEXAS FINANCIAL SERVICES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                       Three Months                          Nine Months
                                                                      Ended June 30,                        Ended June 30,
                                                                        (Unaudited)                           (Unaudited)
                                                                 1996                 1995            1996                1995
                                                             ------------         ----------       ------------        -----------
INTEREST INCOME
   Loans receivable:
        First mortgage loans                                 $    905,480        $   850,812       $ 2,631,571         $  2,409,521
        Consumer and other loans                                   19,588             20,750            57,698               67,089
   Investment securities                                          603,635            692,051         1,835,456            2,210,860
   Mortgage-backed securities                                     470,306            520,375         1,555,358            1,181,899
                                                             ------------        -----------       -----------         ------------

          Total interest income                                 1,999,009          2,083,988         6,080,083            5,869,369
                                                             ------------        -----------       -----------         ------------

INTEREST EXPENSE
   Deposits                                                     1,117,339          1,108,716         3,391,531            3,150,659
                                                             ------------        -----------       -----------         ------------

          Total interest expense                                1,117,339          1,108,716         3,391,531            3,150,659
                                                             ------------        -----------       -----------         ------------

          Net interest income before provision
            for loan losses                                       881,670            975,272         2,688,552            2,718,710

   Provision for loan losses                                            0                  0                 0                    0
                                                             ------------        -----------       -----------         ------------

          Net interest income after provision
            for loan losses                                       881,670            975,272         2,688,552            2,718,710
                                                             ------------        -----------       -----------         ------------

NONINTEREST INCOME
   Gain (loss) on sales of interest-earning assets                 16,588              4,170            74,548               (4,231)
   Loan origination and commitment fees                            22,474             21,004            60,016               45,104
   Loan servicing fees                                             32,007             31,826            91,995              101,142
   Other                                                           18,118             10,504            48,668               42,589
                                                             ------------        -----------       -----------         ------------

          Total noninterest income                                 89,187             67,504           275,227              184,604
                                                             ------------        -----------       -----------         ------------

NONINTEREST EXPENSE
   Compensation and benefits                                      405,463            351,706         1,193,286            1,044,166
   Occupancy and equipment                                         40,133             40,821           115,051              128,205
   SAIF deposit insurance premium                                  55,139             60,476           167,522              180,794
   (Gain) loss on foreclosed real estate                              (26)              (233)            4,826                  472
   Other                                                          135,526            117,039           431,882              361,642
                                                             ------------        -----------       -----------         ------------

          Total noninterest expense                               636,235            569,809         1,912,567            1,715,279
                                                             ------------        -----------       -----------         ------------

Income (loss) before provision for income taxes                   334,622            472,967         1,051,212            1,188,035

Income tax expense (benefit)                                      122,262            163,950           383,063              392,208
                                                             ------------        -----------       -----------         ------------

NET INCOME (LOSS)                                            $    212,360        $    309,017      $   668,149         $    795,827
                                                             ============        ============      ===========         ============

Earnings per common share                                           $0.20              $0.28             $0.60                $0.71




The accompanying notes are an integral part of the consolidated financial statements.